UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2017

FGL Holdings

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37779	98-1354810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Sterling House

16 Wesley Street

Hamilton HM CX, Bermuda

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 445-6758

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On November 30, 2017 (the “Closing Date”), FGL Holdings (formerly known as CF Corporation), a Cayman Islands exempted company (the “Company”), consummated the previously announced acquisition of Fidelity & Guaranty Life, a Delaware corporation (“FGL”), pursuant to the Agreement and Plan of Merger, dated as of May 24, 2017, as amended (the “Merger Agreement”), by and among CF Corporation, FGL US Holdings Inc., a Delaware corporation and indirect, wholly owned subsidiary of CF Corporation (“Parent”), FGL Merger Sub Inc., a Delaware corporation and direct, wholly owned subsidiary of Parent (“Merger Sub”), and FGL. The transactions contemplated by the Merger Agreement are referred to herein as the “Business Combination.”

Upon the consummation of the Business Combination, Merger Sub merged with and into FGL in accordance with the Delaware General Corporation Law, with FGL surviving the merger as an indirect, wholly owned subsidiary of the Company. In connection with the closing of the Business Combination (the “Closing”), the Company changed its name from CF Corporation to FGL Holdings. Unless the context otherwise requires, “FGL Holdings” and the “Company” refer to the registrant and its subsidiaries, including FGL and its subsidiaries, after the Closing, and “CF Corp.” refers to the registrant prior the Closing.

Item 1.01 Entry into a Material Definitive Agreement.

Equity Purchase Agreements

As previously disclosed, on May 24, 2017, CF Corp. entered into equity commitment letters (collectively, the “Equity Commitment Letters”) with each of (i) Blackstone Tactical Opportunities Fund II L.P. (“BTO”), (ii) Fidelity National Financial, Inc. (“FNF”) and (iii) GSO Capital Partners LP (“GSO”).

Pursuant to the Equity Commitment Letters, (a) on November 29, 2017, the Company entered into equity purchase agreements with (i) CFS Holdings II (Cayman), L.P., a Cayman Islands limited partnership and indirect, wholly owned subsidiary of BTO (the “BTO Purchaser” and such agreement, the “BTO Equity Purchase Agreement”); and (ii) FNF and certain assignees and direct and indirect wholly owned subsidiaries of FNF (collectively, the “FNF Purchasers” and such agreements, the “FNF Equity Purchase Agreements”); and (b) on November 30, 2017, the Company entered into an investment agreement with certain funds advised by of GSO (the “GSO Purchasers”) and the FNF Purchasers (the “GSO/FNF Investment Agreement”).

Pursuant to the BTO Equity Purchase Agreement, the Company issued to the BTO Purchaser on the Closing Date an aggregate of 22,500,000 ordinary shares of the Company, par value $0.0001 per share (“ordinary shares”), for $10.00 per share, or an aggregate cash purchase price of $225 million. The Company also agreed to provide certain registration rights with respect to the ordinary shares issued pursuant to the BTO Equity Purchase Agreement.

Pursuant to the FNF Equity Purchase Agreements, the Company issued to the FNF Purchasers on the Closing Date an aggregate of 13,500,000 ordinary shares for $10.00 per share, or an aggregate cash purchase price of $135 million. The Company also agreed to provide certain registration rights with respect to the ordinary shares issued pursuant to the FNF Equity Purchase Agreements.

Pursuant to the GSO/FNF Investment Agreement, on the Closing Date, the Company issued (i) to the GSO Purchasers, 275,000 Series A Cumulative Convertible Preferred Shares (“Series A Preferred Shares”), $1,000 liquidation preference per share, for a cash purchase price of $275 million and, a fee for the commitment to purchase the Series A Preferred Shares of (A) the original issue discount on the issuance of such Series A Preferred Shares of $5.5 million, plus (B) $6.975 million plus (C) 6,138,000 ordinary shares, and (ii) to certain FNF Purchasers, 100,000 Series B Cumulative Convertible Preferred Shares (“Series B Preferred Shares”), $1,000 liquidation preference per share, for a cash purchase price of $100 million and, a fee for the commitment to purchase the Series B Preferred Shares of (A) the original issue discount on the issuance of such Series B Preferred Shares of $2.0 million, plus (B) $2.925 million plus (C) 2,232,000 ordinary shares.

The Series A Preferred Shares and the Series B Preferred Shares (together, the “preferred shares”) do not have a maturity date and are non-callable for the first five years. The dividend rate of the preferred shares is 7.5% per annum, payable quarterly in cash or additional preferred shares, at the Company’s option, subject to increase beginning 10 years after issuance based on the then-current three-month LIBOR rate plus 5.5%. In addition, commencing 10 years after issuance of the preferred shares, and following a failed remarketing event, GSO and FNF will have the right to convert their preferred shares into a number of ordinary shares of the Company as determined by dividing (i) the aggregate par value (including dividends paid in kind and unpaid accrued dividends) of the preferred shares that GSO or FNF, as applicable, wishes to convert by (ii) the higher of (a) a 5% discount to the 30-day volume weighted average of the ordinary shares following the conversion notice, and (b) the then-current Floor Price. The “Floor Price” will be $8.00 per share during the 11th year post-funding, $7.00 per share during the 12th year post-funding, and $6.00 during the 13th year post-funding and thereafter.

The foregoing description of the BTO Equity Purchase Agreement, the FNF Equity Purchase Agreements, and the GSO/FNF Investment Agreement are qualified in their entirety by reference to such agreements, which are filed as Exhibits 10.28, 10.29, 10.30, 10.31, 10.32, 10.33 and 10.34 hereto and incorporated by reference herein. The foregoing description of the terms of (i) the Series A Preferred Shares is qualified in its entirety by reference to the Certificate of Designations of the Series A Preferred Shares, which is filed as Exhibit 3.2 hereto and incorporated by reference herein, and (ii) the Series B Preferred Shares is qualified in its entirety by reference to the Certificate of Designations of the Series B Preferred Shares, which is filed as Exhibit 3.3 hereto and incorporated by reference herein.

Investment Management Agreements

On the Closing Date, Fidelity & Guaranty Life Insurance Company, an indirect, wholly owned subsidiary of the Company (“FGLIC”), entered into an investment management agreement (the “ FGLIC Investment Management Agreement”) with Blackstone ISG-I Advisors L.L.C., a Delaware limited liability company (the “Investment Manager”), and an indirect, wholly-owned subsidiary of The Blackstone Group L.P. (“Blackstone”), pursuant to which, on the terms and subject to the conditions set forth therein, FGLIC appointed the Investment Manager as investment manager of FGL’s general account (the assets in such account, including any assets held in the modified coinsurance account or other collateral arrangements established pursuant to the modified coinsurance agreement to be entered into between F&G Re Ltd., a reinsurance company organized under the laws of Bermuda (“Bermuda Re”), and together with all additions, substitutions and alterations thereto, are collectively referred to as the “FGL Account”), with discretionary authority to manage the investment and reinvestment of the funds and assets of the FGL Account in accordance with the investment guidelines specified in the FGLIC Investment Management Agreement. Under the FGLIC Investment Management Agreement, it is expected that FGLIC will pay the Investment Manager or its designee, from the assets of the FGL Account, the Management Fee which will equal 0.30% per annum 0.225% during the first calendar year of the agreement, pursuant to the waiver of fees by the Investment Manager described below of the Average Month-End Net Asset Value of the assets of the FGL Account being managed by the Investment Manager calculated and paid quarterly in arrears.

The FGLIC Investment Management Agreement is more fully described in CF Corp.’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 26, 2017 (the “Proxy Statement”) relating to the extraordinary general meeting in lieu of annual general meeting of shareholders of the Company held on August 8, 2017 (the “Shareholders Meeting”) in the section entitled “Proposal No. 1—The Business Combination Proposal— Related Agreements—Investment Management Agreement,” which is incorporated by reference herein. Notwithstanding the description of the term of the FGLIC Investment Management Agreement in the Proxy Statement, the FGLIC Investment Management Agreement has no set term. Either party may terminate the FGLIC Investment Management Agreement upon thirty (30) calendar days’ prior written notice or such shorter period as the parties may agree in writing, subject to the terms of the Investment Management Agreement Termination Side Letter described below.

On the Closing Date, three subsidiaries of the Company in addition to FGLIC entered into investment management agreements with the Investment Manager on the same terms as the FGLIC Investment Management Agreement (the “Additional Investment Management Agreements” and collectively with the FGLIC Investment Management Agreement, the “Investment Management Agreements”). The descriptions of the Investment Management Agreement and the Additional Investment Management Agreements are qualified in their entirety by the terms and conditions of such agreements, which are filed as Exhibits 10.35, 10.36, 10.37 and 10.38 hereto and incorporated by reference herein.

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Sub-Advisory Agreement

On the Closing Date, the Investment Manager appointed MVB Management, a newly-formed entity owned by affiliates of the Company’s Co-Executive Chairmen, as Sub-Adviser of the FGL Account pursuant to a sub-advisory agreement (the “Sub-Advisory Agreement”). Under the Sub-Advisory Agreement, the Sub-Adviser will provide investment advisory services, portfolio review, and consultation with regard to the FGL Account (and the accounts of the other Company subsidiaries party to investment management agreements) and the asset classes and markets contemplated by the investment guidelines specified in the agreement, including such recommendations as the Investment Manager shall reasonably request. The Investment Manager will pay the Sub-Adviser, pursuant to the Subadvisory Agreement, a subadvisory fee of approximately 15% of certain fees paid to the Investment Manager and its affiliates pursuant to the investment management agreements. Payment or reimbursement of the subadvisory fee to the Sub-Adviser is solely the obligation of the Investment Manager and is not an obligation of FGLIC or the Company. Subject to certain conditions, the Sub-Advisory Agreement cannot be terminated by the Investment Manager unless FGLIC terminates the FGLIC Investment Management Agreement.

Investment Management Agreement Termination Side Letter

On the Closing Date, the Company entered into a side letter agreement (the “Investment Management Agreement Termination Side Letter”) with the Investment Manager, pursuant to which, on the terms and subject to the conditions set forth therein, the Company agreed to not cause, permit or suffer FGLIC to terminate the FGLIC Investment Management Agreement or certain other subsidiaries of the Company to terminate the Additional Investment Management Agreements with the Investment Manager to which such subsidiaries are parties, except following an initial three (3) year term, commencing on the dates of such agreements, and thereafter following each one year anniversary of the Closing Date (beginning on the third (3rd) anniversary of the Closing Date), and unless such agreements are terminated in accordance with the other terms and conditions of the Investment Management Agreement Termination Side Letter. After the initial three year term, FGLIC and the other subsidiaries party to the Additional Investment Management Agreement may provide the Investment Manager two years’ prior notice of an intention to terminate the Investment Management Agreement, if authorized by the Chief Executive Officer of the Company and at least two-thirds of the directors of the Company who are not current officers or employees of the Investment Manager or its corporate affiliates, provided that such persons acting reasonably and in good faith have determined that the Investment Manager’s unsatisfactory long term performance has been materially detrimental to the Company or that fees charged by the Investment Manager are unfair and excessive compared to those that would be charged by a comparable asset manager. The Investment Management Agreements further provide that the Investment Manager may during the two year notice period address the directors’ long term performance concerns or adjust the fees payable to the Investment Manager to be not higher than a comparable asset manager, either of which actions would result in the termination notice being automatically rescinded and of no further force or effect.

The description of the Investment Management Agreement Termination Side Letter included herein is qualified in its entirety by the terms and conditions of the Investment Management Agreement Termination Side Letter, which is filed as Exhibit 10.39 hereto and incorporated by reference herein.

BTO Letter Agreement; BTO/FNF Letter Agreement; Investment Management Agreement Fee Waiver

On the Closing Date, the Company entered into a letter agreement (the “BTO Letter Agreement”) with Blackstone Tactical Opportunities Advisors LLC (“BTO Advisors”), an affiliate of Blackstone. Such agreement stipulates that the Company will pay to BTO Advisors (or its designee(s)) $23 million in cash on the Closing Date for services rendered related to the transaction. Concurrently, the Company and the Investment Manager (which is an indirect, wholly-owned subsidiary of Blackstone) have agreed that the Investment Manager will forego approximately 30% of the first thirteen months’ management fee to which it is entitled under the Investment Management Agreement. Such amount is estimated to equal approximately $23 million in the aggregate, as calculated under the Investment Management Agreement.

The foregoing description of the BTO Letter Agreement is qualified in its entirety by the terms and conditions of the BTO Letter Agreement, which is filed as Exhibit 10.40 hereto and incorporated by reference herein.

Separately, on the Closing Date, the Company entered into a letter agreement (the “BTO/FNF Letter Agreement”) with BTO Advisors and FNF. Such agreement stipulates that BTO Advisors and FNF will provide at the Company’s request, from time to time from the Closing Date until December 31, 2018, general consulting services, access to BTO Advisor’s group purchase organization, financial advisory services, and advisory consulting services relating to potential mergers and acquisitions. In consideration for such services that may be rendered, the Company has agreed to pay, on a non-recurring basis, BTO Advisors (or its designee(s)) up to $10.0 million, payable in cash, ordinary shares, or warrants at the Company’s option and to FNF, up to $6.0 million payable in cash, ordinary shares, or warrants at the Company’s option. The actual amounts payable for such services shall be negotiated in good faith by the Company and the applicable party to provide such services when such services are rendered.

The foregoing description of the BTO/FNF Letter Agreement is qualified in its entirety by the terms and conditions of such agreement, which is filed as Exhibit 10.41 hereto and incorporated by reference herein.

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Nominating and Voting Agreement

On the Closing Date, the Company entered into a nominating and voting agreement (the “Nominating and Voting Agreement”) with William P. Foley, II, Chinh E. Chu and BTO (the “Voting Agreement Parties”).

Pursuant to the Nominating and Voting Agreement, if the Voting Agreement Parties and their respective affiliates own, in the aggregate, directly or indirectly, at least 20% of the issued and outstanding ordinary shares, the Voting Agreement Parties will have the right to designate one director nominee for election at each general meeting of the Company.

If the Voting Agreement Parties and their respective affiliates own, in the aggregate, directly or indirectly, at least 12% but less than 20% of the issued and outstanding ordinary shares (the “Two Director Range”), the Voting Agreement Parties will have the right to designate one director nominee for each of the two director classes (the “Two Director Classes”) to be voted on at the two general meetings of the Company immediately after the aggregate ownership of ordinary shares comes within the Two Director Range and for each subsequent meeting at which one of the Two Director Classes is to be voted on by the shareholders, provided that such aggregate ownership remains within the Two Director Range at the time of each such nomination.

If the Voting Agreement Parties and their respective affiliates own, in the aggregate, directly or indirectly, at least 5% but less than 12% of the issued and outstanding ordinary shares (the “One Director Range”), the Voting Agreement Parties will have the right to designate one director nominee for the class of directors (the “One Director Class”) to be voted on at the general meeting of the Company immediately after the aggregate ownership of ordinary shares comes within the One Director Range and for each subsequent meeting at which the One Director Class is to be voted on by the shareholders, provided that such aggregate ownership remains within the One Director Range at the time of each such nomination.

Director nominees selected under the Nominating and Voting Agreement will be selected by the vote of any two of Mr. Chu, Mr. Foley and BTO.

In addition, pursuant to the Nominating and Voting Agreement, each of Mr. Foley, Mr. Chu and BTO agreed to vote for each director so nominated. The Nominating and Voting Agreement is intended to preserve continuity of leadership of the founding sponsors and lead investor to preserve the FGL investment thesis and long term perspective upon which the Company was founded.

The foregoing description of the Nominating and Voting Agreement is qualified in its entirety by the terms and conditions of the Nominating and Voting Agreement, which is filed as Exhibit 10.42 hereto and incorporated by reference herein.

Senior Unsecured Revolving Credit Agreement

On the Closing Date, the Company’s wholly-owned subsidiaries, Fidelity & Guaranty Life Holdings, Inc., a Delaware corporation (“FGLH”), and CF Bermuda Holdings Limited, a Bermuda exempted limited liability company and a wholly owned direct subsidiary of the Company (“CF Bermuda” and together with FGLH, the “Borrowers” and each a “Borrower”), entered into a credit agreement (the “Credit Agreement”) with certain financial institutions party thereto, as lenders, and Royal Bank of Canada, as administrative agent and letter of credit issuer, which provides for a $250 million senior unsecured revolving credit facility with a maturity of three years; provided that the Borrowers will have the option to request extensions of the maturity date from lenders of loans made under the Credit Agreement in accordance with the terms and conditions set forth therein. The Credit Agreement provides a letter of credit sub-facility in a maximum amount of $20 million. The Borrowers are permitted to use the proceeds of the loans under the Credit Agreement for working capital, growth initiatives and general corporate purposes, as well as to pay fees, commissions and expenses incurred in connection with the Credit Agreement and the transactions contemplated thereby. Substantially concurrently with the closing of the Credit Agreement, the existing revolving credit agreement of FGLH, which agreement provided for a $150 million senior unsecured revolving credit facility, was refinanced in full and the commitments thereunder were terminated. Amounts borrowed under the Credit Agreement may be reborrowed until the maturity date or termination of commitments under the Credit Agreement. The Borrowers may increase the maximum amount of availability under the Credit Agreement from time to time by up to an aggregate amount not to exceed $50 million, subject to certain conditions, including the consent of the lenders participating in each such increase.

Loans under the Credit Agreement will bear interest, at the Borrower’s option, at a rate determined by reference to either a “base rate” or a “Eurodollar rate,” in each case plus an “applicable margin” equal to 1.50% to 2.0% for base rate loans or 2.5% to 3.0% for Eurodollar rate loans, which margin varies based upon the ratio of debt to total capitalization of CF Bermuda. For this purpose, the base rate means, for any day, a fluctuating rate per annum equal to the highest of (a) the federal funds rate plus 1/2 of 1%, (b) the prime rate in effect on such day, and (c) the Eurodollar rate for a period of one month beginning on such day plus 1.00% per annum; provided that, if such rate per annum is less than zero, the base rate will be deemed to be zero. The Eurodollar rate means, for any one, two, three or six month period (or such other period with the consent of each lender), as the Borrowers may elect, the greater of (a) 0.00% per annum and (b) the rate per annum obtained by dividing the London interbank offered rate by one minus the applicable reserve requirement. Interest payments under the Credit Agreement are payable, in the case of loans based on the base rate, quarterly, or, in the case of loans based on the Eurodollar rate, at the end of the applicable interest period but not less than once per three months.

The Borrowers are required to pay an undrawn commitment fee at a rate per annum equal to 0.375% to 0.50% based upon the ratio of debt to total capitalization of CF Bermuda of the undrawn portion of the commitments under the Credit Agreement computed on a daily basis. Payments of the undrawn commitment fee are payable quarterly in arrears on the last business day of each fiscal quarter.

The Borrowers have the right at any time to prepay any borrowings and to terminate the commitments, without premium or penalty, in whole or in part, subject to the terms and conditions of the Credit Agreement.

The Credit Agreement contains customary representations, warranties and covenants for a transaction of this type that, among other things, and, subject to certain exceptions set forth in the Credit Agreement, limit or restrict the Borrowers’ and Borrowers’ subsidiaries’ ability to incur additional indebtedness; incur or become subject to liens; dispose of assets; make investments, dividends or distributions or repurchases of certain equity interests or prepayments of certain indebtedness; enter into certain transactions with affiliates; undergo fundamental changes; enter into certain restrictive agreements; and change certain accounting policies or reporting practices. In addition, the Credit Agreement includes the following financial maintenance covenants: (a) minimum total shareholders’ equity of CF Bermuda and its consolidated subsidiaries at the end of each fiscal quarter of the sum of (i) the greater of (x) 70% of the total shareholders’ equity of CF Bermuda as of the Closing Date and (y) $1.19 billion plus (ii) 50% of the consolidated net income of CF Bermuda and its consolidated subsidiaries since the first day of the first fiscal quarter after the Closing Date plus (iii) 50% of all equity issuances of CF Bermuda after the Closing Date; (b) maximum debt to total capitalization ratio of CF Bermuda at the end of each fiscal quarter of 0.35 to 1.00 for CF Bermuda and its consolidated subsidiaries; (c) a minimum aggregate risk-based capital ratio of FGLIC, at the end of each fiscal quarter, of 300%; and (d) total shareholder’s equity of Bermuda Re, of 60% of the total shareholder’s equity of Bermuda Re, as measured after the capitalization of Bermuda Re in connection with the Merger and related transactions.

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The Credit Agreement contains customary events of default for a credit facility of this type, including non-payment of principal, interest, fees or other amounts due thereunder; misrepresentations; failure to comply with covenants (including the financial covenants in the preceding paragraph); cross default to certain material indebtedness of the Borrowers or their respective subsidiaries; change of control; invalidity of the loan documents; the entry of judgments against the Borrowers or their respective subsidiaries above a certain dollar threshold; the occurrence of certain ERISA-related events; and certain bankruptcy or insolvency events. If an event of default under the Credit Agreement occurs and is continuing, then the administrative agent shall, at the request of, or may, with the consent of, the lenders holding a majority of the aggregate loans, letter of credit risk participations and unused revolving commitments then outstanding under the Credit Agreement, declare the obligations under the Credit Agreement to be immediately due and payable, terminate the commitments thereunder and require cash collateralization of outstanding letters of credit; provided that the termination of commitments and acceleration of obligations and requirement to cash collateralize letters of credit will be automatic upon a bankruptcy or insolvency event of default of any Borrower, Bermuda Re, FGLIC or any guarantor which beneficially owns capital stock in any of CF Bermuda’s insurance subsidiaries.

All obligations under the Credit Agreement are unsecured and are guaranteed pursuant to the Guarantee Agreement (the “Guarantee Agreement”) by FGL, FGL US Holdings Inc., Fidelity & Guaranty Life Business Services and other subsidiaries of CF Bermuda that become guarantors pursuant to the terms of the Credit Agreement.

The descriptions of the Credit Agreement and the Guarantee Agreement are qualified in their entirety by the terms and conditions of the Credit Agreement and the Guarantee Agreement, which are filed as Exhibits 10.43 and 10.44 hereto, respectively, and incorporated by reference herein.

Certain of the lenders party to the Credit Agreement and their respective affiliates have, from time to time, performed various investments or commercial banking and financial advisory services for FGLH and its affiliates in the ordinary course of business, including Royal Bank of Canada, which is a lender and the administrative agent under the existing revolving credit facility and will receive proceeds from the repayment of the existing revolving credit facility.

Amended and Restated Indenture

On November 14, 2017, FGLH’s previously announced solicitation of consents (the “Consent Solicitation”) from holders of its 6.375% Senior Notes due 2021 (the “Notes”) to adopt certain amendments described below (the “Amendments”) to FGLH’s indenture, dated March 27, 2013, governing the Notes (“Original Indenture”) expired at 5:00 p.m., New York City time (the “Expiration Date”). As of the Expiration Date, holders of $296,637,000 aggregate principal amount of the Notes (representing approximately 98.88% of the total outstanding principal amount of the Notes), validly delivered and did not validly withdraw consents to the Amendments pursuant to the Consent Solicitation. FGLH accepted all such consents validly delivered pursuant to the Consent Solicitation prior to the Expiration Date, and on the Closing Date, FGLH paid a cash payment equal to $10.00 per $1,000 principal amount of Notes for such consents.

On November 20, 2017, FGLH executed an amended and restated indenture amending and restating the Original Indenture (the “A&R Indenture”) with the trustee and the guarantors party thereto that contains the Amendments. The A&R Indenture became effective upon execution thereof and constituted a binding agreement among FGLH, the guarantors party thereto and the trustee on the date of execution, and the A&R Indenture became operative immediately prior to the effectiveness of the merger on the date hereof.

The A&R Indenture effects the Amendments, which, among other things, include the following changes to the Original Indenture:

(a) amending the defined terms (i) “Change of Control” (to provide that the acquisition will not constitute a Change of Control), (ii) Consolidated Net Income” (to remove the requirement to meet an aggregate risk-based capital ratio in order to include the net income of insurance subsidiaries in Consolidated Net Income), (iii) “Consolidated EBITDA” (to permit the inclusion of all of the net income of insurance subsidiaries), (iv) “Permitted Holders” (to provide that FGL Holdings and certain affiliates and/or funds, as applicable, of Blackstone and GSO Capital Partners LP, among others, will each be a Permitted Holder after the Closing Date, as such term is used in the change of control provisions), (v) “Permitted Liens” (to permit liens securing indebtedness with respect to credit facilities in an amount not to exceed $175 million at any time outstanding), and (vi) “Permitted Transactions” (to expand the types of collateral that an insurance subsidiary may use to secure loans from a federal home loan mortgage bank);

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(b) amending (i) the reporting covenant to provide that, only with respect to the fiscal quarter in which the acquisition is consummated, FGLH will have 75 days (rather than 45 days) after the end of such quarter to furnish to the trustee quarterly unaudited financial statements, (ii) the limitation on indebtedness covenant to allow for debt to be issued under credit facilities in an aggregate principal amount not to exceed the greater of (x) $250 million and (y) 1% of the total consolidated assets of CF Bermuda, (iii) the covenant on restricted payments to reduce the size of restricted payment builder basket to $250 million and (iv) amending the covenant on affiliate transactions to increase the transaction consideration threshold requiring board of directors approval for affiliate transactions to $25 million (which is an increase from $15 million prior to the implementation of the Amendments) and to provide that the covenant on affiliate transactions will not apply to the payment of management, consulting, monitoring, transaction, advisory, termination and other fees, indemnities and expenses pursuant to any investment management agreement and certain investments by Permitted Holders; and

(c) adding certain other defined terms, permitting the acquisition and the other transactions contemplated by or in connection therewith and making certain conforming changes to the Original Indenture (including the form of the Notes therein).

In addition, the A&R Indenture adds CF Bermuda, Parent and FGL as guarantors (the “New Guarantees”) and makes such parties subject to the covenants of the A&R Indenture.

The foregoing description of the Amendments, the A&R Indenture and the New Guarantees is qualified in its entirety by reference to the A&R Indenture, which is filed as Exhibit 4.4 hereto and is incorporated herein by reference.

Convertible Note

On November 29, 2017, CF Corp. issued a convertible promissory note (the “Convertible Note”) to CF Capital Growth, LLC (the “Sponsor”) in the amount of $1,500,000 in respect of advances made by the Sponsor from time to time for CF Corp.’s ongoing expenses.

The Convertible Note was non-interest bearing and became payable upon the completion of the Business Combination. Under the terms of the Convertible Note, the Sponsor had the option to convert any amounts outstanding under the Convertible Note into warrants to purchase ordinary shares of the Company at a conversion price of $1.00 per warrant. On November 29, 2017, the Sponsor elected to convert all amounts outstanding under the Convertible Note, or an aggregate of $1,500,000, into 1,500,000 warrants (the “note warrants”). Each note warrant will entitle the Sponsor to purchase one ordinary share of the Company at an exercise price of $11.50 per share, commencing 30 days after the completion of the Business Combination, and will contain such other terms identical to the warrants purchased by the Sponsor in connection with CF Corp.’s initial public offering (the “private placement warrants”).

The issuance of the Convertible Note was made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

The foregoing description of the Convertible Note is qualified in its entirety by reference to the Convertible Note, which is filed as Exhibit 10.45 hereto and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth above under “Introductory Note” is incorporated by reference herein. The material provisions of the Merger Agreement are described in the Proxy Statement in the section entitled “Proposal No. 1—The Business Combination Proposal—The Merger Agreement,” which is incorporated by reference herein.

As previously disclosed, the Business Combination was approved by CF Corp.’s shareholders at the Shareholders Meeting. Although CF Corp.’s public shareholders had the opportunity, in connection with the Business Combination, to redeem shares of CF Corp.’s Class A ordinary shares, no shares were redeemed.

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Upon the Closing, the Company paid $31.10, in cash, without interest, for each outstanding share of common stock of FGL (subject to certain exceptions), plus additional specified amounts in cash for outstanding equity incentives, for an aggregate purchase price of approximately $1.84 billion, plus approximately $405 million of existing FGL debt which was assumed.

In addition, on the Closing Date, Parent completed its purchase of all of the issued and outstanding shares of (i) Front Street Re (Cayman) Ltd., an exempted company incorporated in the Cayman Islands with limited liability and (ii) Front Street Re Ltd., an exempted company incorporated in Bermuda with limited liability (together, the “Acquired Companies”), from Front Street Re (Delaware) Ltd. (“FSRD”), a Delaware corporation and a wholly owned indirect subsidiary of HRG Group Inc. (“HRG”), pursuant to the Share Purchase Agreement, dated as of May 24, 2017, by and among CF Corp., Parent, FSRD and the Acquired Companies, for cash consideration of $65 million, subject to certain adjustments. Prior to the Business Combination, approximately 80% of the outstanding shares of FGL’s common stock was owned indirectly by HRG.

In addition, HRG, FS Holdco II Ltd. (“FS Holdco”), FGL’s majority stockholder prior to the Business Combination and a wholly owned subsidiary of HRG, CF Corp. and Parent agreed that FS Holdco may, at its option, cause Parent and FS Holdco to make a joint election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, with respect to the Business Combination and the deemed share purchases of FGL’s subsidiaries. If FS Holdco opts to make such an election, it will be required to pay Parent $30 million, plus additional specified amounts determined by reference to FGL’s incremental current tax costs attributable to the election, if any, and Parent will be required to pay FS Holdco additional specified amounts determined by reference to FGL’s incremental current tax savings attributable to the election, if any.

The Business Combination and related transactions (including the acquisition of the Acquired Companies) were funded by a portion of the funds held in the trust account that holds a portion of the net proceeds of CF Corp.’s initial public offering and a concurrent private placement of warrants to the Sponsor, plus the proceeds from equity issuances to (i) the BTO Purchaser, FNF Purchasers and the GSO Purchasers pursuant to the Equity Purchase Agreements as described above in Item 1.01, (ii) certain anchor investors pursuant to forward purchase agreements (both as defined below) as described below in Item 3.02 and (iii) certain ROFO Investors (as defined below) pursuant to additional Equity Purchase Agreements (as defined below) as described below in Item 3.02.

Prior to the Closing, CF Corp. was a shell company with no operations, formed as a vehicle to effect a Business Combination with one or more operating businesses. After the Closing, the Company became a holding company whose assets primarily consist of FGL and the Acquired Companies.

As of the Closing Date and following the completion of the Business Combination and related transactions, the Company’s outstanding securities were as follows: (a) 214,370,000 ordinary shares, (b) 275,000 Series A Preferred Shares, (c) 100,000 Series B Preferred Shares and (d) 70,883,335 warrants.

As of the Closing Date and following the completion of the Business Combination and related transactions, the ownership of the Company by the Company’s public shareholders, BTO, FNF, GSO, the investors under the forward purchase agreements and the ROFO Equity Purchase Agreements (the “Anchor Investors’) and the Company’s officers and directors was as follows:

Shareholder	Number of Ordinary Shares	Percentage of Total Outstanding Shares
Public Shareholders (other than FNF)	66,000,000	30.9%
Anchor Investors (other than BTO, our directors and entities controlled by our directors)	57,778,118	27.0%
BTO	37,128,906	17.4%
Our Officers and Directors (and entities controlled by them)	30,592,976	14.3%
FNF	16,732,000	7.8%
GSO	6,138,000	2.9%
TOTAL	214,370,000	100%

The ownership percentages set forth above do not take into account (i) an aggregate of 375,000 of preferred shares that will be owned by GSO and FNF or (ii) the public warrants, private placement warrants, forward purchase warrants (as defined below) and note warrants that became outstanding upon the Closing and may be exercised thereafter, but do include the ordinary shares converted from Class B ordinary shares, par value $0.0001 per share, upon completion of the Business Combination even though such shares are subject to transfer restrictions.

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The public warrants, private placement warrants, forward purchase warrants and note warrants will become exercisable 30 days after the completion of the Business Combination and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company makes and incorporates by reference forward-looking statements in this Current Report on Form 8-K. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;

•	the future financial performance of the post-combination company following the Business Combination;

•	expansion plans and opportunities; and

•	other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K and the Company’s management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the inability to maintain the listing of the Company’s ordinary shares and warrants on the NYSE following the Business Combination;

•	the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;

•	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	costs related to the Business Combination;

•	changes in applicable laws or regulations;

•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties indicated or incorporated by reference in this Current Report on Form 8-K, including those set forth in the “Risk Factors” section in the Proxy Statement and Part I, Item 1A of the FGL Annual Report, which are incorporated herein by reference.

Business

The business of CF Corp. prior to the Business Combination is described in Part I, Item 1 of CF Corp.’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 17, 2017 (the “CF Corp. Annual Report”), which is incorporated by reference herein. The business of FGL prior to the Business Combination is described in Part I, Item 1 of FGL’s Annual Report on Form 10-K for the year ended September 30, 2017, filed with the SEC on November 16, 2017 (the “FGL Annual Report”), which is incorporated by reference herein.

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Risk Factors

The risk factors related to the Company’s business and operations are described in Part I, Item 1A of the FGL Annual Report and in Part II, Item 1A of CF Corp.’s Quarterly Report on Form 10-Q for the period ended September 30, 2017, which is incorporated by reference herein. The risk factors related to the Business Combination are described in the section entitled “Risk Factors” in the Proxy Statement, which is incorporated by reference.

Properties

The properties of the Company are described in Part I, Item 2 of the FGL Annual Report, which is incorporated by reference herein.

Selected Historical Financial Information

The selected historical financial information of FGL is provided set forth in Part II, Item 6 of the FGL Annual Report, which is incorporated by reference herein.

Unaudited Pro Forma Condensed Combined Financial Information

The information set forth in Exhibit 99.2 to this Current Report on Form 8-K is incorporated by reference herein.

Management’s Discussion and Analysis of Financial Condition and Results of Operation

Management’s discussion and analysis of financial condition and results of operations of FGL prior to the Business Combination is described in Part II, Item 7 of the FGL Annual Report, which is incorporated by reference herein.

Quantitative and Qualitative Disclosures about Market Risk

Quantitative and qualitative disclosures about market risk for FGL prior to the Business Combination is described in Part II, Item 7A of the FGL Annual Report, which is incorporated by reference herein.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding beneficial ownership of ordinary shares of the Company as of November 30, 2017 by:

•	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding ordinary shares;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Ordinary shares issuable upon exercise of options or warrants currently exercisable or exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of class and percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of ordinary shares of the Company is based on 214,370,000 ordinary shares issued and outstanding as of November 30, 2017.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all ordinary shares beneficially owned by him.

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Directors and Officers(1)	Number of Shares Beneficially Owned	Percentage of Outstanding Ordinary Shares
Chinh E. Chu(2) (3)	23,407,057	6.5
William P. Foley, II(4) (3)	23,407,057	6.5
Christopher J. Littlefield	-	-
Dennis R. Vigneau	-	-
Eric L. Marhoun	-	-
Keith W. Abell(5)	220,970	*
Patrick S. Baird	-	-
Menes O. Chee	-	-
Richard N. Massey(6)	2,139,706	*
James A. Quella(7)	1,084,853	*
Timothy M. Walsh	-	-
All Executive Officers and Directors as a Group	50,259,641	14.27
Greater than 5% Shareholders
Blackstone (8)(3)	49,516,906	20.2
Fidelity National Financial, Inc.(9)	18,232,000	7.8
Coral Blue Investment Pte. Ltd.	14,767,945	5.8

* Less than 1%.

(1)	Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed above has sole voting and investment power with respect to all ordinary shares beneficially owned by them. Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is Sterling House, 16 Wesley Street, Hamilton HM CX, Bermuda.
(2)	Includes 13,840,390 shares and 9,566,667 warrants, each exercisable for one ordinary share, held by CC Capital Management LLC (“CCCM”). Mr. Chu is the managing member of CCCM and as such may be deemed to beneficially own all of the securities held directly by CCCM.
(3)	Pursuant to the Nominating and Voting Agreement, Mr. Chu, Mr. Foley and BTO have the right to designate one director nominee for election at each general meeting of the Company, which nominee will be selected by the vote of any two of Mr. Chu, Mr. Foley and BTO. Mr. Chu, Mr. Foley and BTO have agreed to vote all of their shares in favor of such nominee. As such, each of Mr. Chu, Mr. Foley and BTO may be deemed to be members of a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each of the members may be deemed to beneficially own the shares of the other members.
(4)	Includes 13,840,390 shares and 9,566,667 warrants, each exercisable for one ordinary share, held by BilCar, LLC (“BilCar”). Mr. Foley is a manager of BilCar and as such may be deemed to beneficially own all of the securities held directly by BilCar.
(5)	Includes 187,637 ordinary shares and 33,333 warrants, each exercisable for one ordinary share.
(6)	Includes 30,000 ordinary shares held by Mr. Massey and 1,806,373 ordinary shares and 333,333 warrants, each exercisable for one ordinary share, held by CFC 2016-A, LLC (“CFC”). Mr. Massey is the managing member of CFC and as such may be deemed to beneficially own all of the securities held by CFC.
(7)	Includes 918,186 ordinary shares and 166,667 warrants, each exercisable for one ordinary share.
(8)

Includes 14,628,906 ordinary shares and 6,250,000 warrants, each exercisable for one ordinary share, held by CFS Holdings (Cayman), L.P. (“CFS 1”) and 22,500,000 ordinary shares held by CFS Holdings II (Cayman), L.P. (“CFS 2”). CFS Holdings (Cayman) Manager L.L.C. is the general partner of CFS 1 and CFS 2. The Managing Member of CFS Holdings (Cayman) Manager L.L.C. is Blackstone Technical Opportunities LR Associates-B (Cayman) Ltd. The controlling shareholder of Blackstone Technical Opportunities LR Associates-B (Cayman) Ltd. is Blackstone Holdings III L.P. The general partner of Blackstone Holdings III L.P. is Blackstone Holding III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holding III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by CFS Holdings II (Cayman), L.P., but each (other than CFS 1 and CFS 2) disclaims beneficial ownership of such shares.

Also includes 142,111 ordinary shares held by GSO Aiguille des Grands Montets Fund II LP, 4,147,302 ordinary shares held by GSO COF III AIV-5 LP, 1,442,118 ordinary shares held by GSO COF III Co-Investment AIV-5 LP, 50,912 ordinary shares held by GSO Co-Investment Fund-D LP, 165,079 ordinary shares held by GSO Credit Alpha Fund LP, 52,541 ordinary shares held by GSO Churchill Partners LP, 113,921 ordinary shares held by GSO Credit-A Partners LP, and 24,016 ordinary shares held by GSO Harrington Credit Alpha Fund (Cayman) L.P. (collectively, with the other direct holders described in this paragraph, the “GSO Funds”).

GSO Capital Partners LP is the investment manager of GSO Aiguille des Grands Montets Fund II LP. GSO Advisor Holdings L.L.C. is the special limited partner of GSO Capital Partners LP with the investment and voting power over the securities beneficially owned by GSO Capital Partners LP. Blackstone Holdings I L.P. is the sole member of GSO Advisor Holdings L.L.C.

GSO Capital Opportunities Associates III LLC is the general partner of GSO COF III AIV-5 LP. GSO COF III Co-Investment Associates LLC is the general partner of GSO COF III Co-Investment AIV-5 LP. GSO Co-Investment Fund-D Associates LLC is the general partner of GSO Co-Investment Fund-D LP. GSO Credit Alpha Associates LLC is the general partner of GSO Credit Alpha Fund LP. GSO Churchill Associates LLC is the general partner of GSO Churchill Partners LP. GSO Credit-A Associates LLC is the general partner of GSO Credit-A Partners LP. GSO Harrington Credit Alpha Associates L.L.C. is the general partner of GSO Harrington Credit Alpha Fund (Cayman) L.P. GSO Holdings I L.L.C. is the managing member of each of GSO Capital Opportunities Associates III LLC, GSO COF III Co-Investment Associates LLC, GSO Co-Investment Fund-D Associates LLC, GSO Credit Alpha Associates LLC, GSO Churchill Associates LLC, GSO Credit-A Associates LLC and GSO Harrington Credit Alpha Associates L.L.C. Blackstone Holdings II L.P. is the managing member of GSO Holdings I L.L.C. with respect to securities beneficially owned by the GSO Funds.

Blackstone Holdings I/II GP Inc. is the general partner of each of Blackstone Holdings I L.P. and Blackstone Holdings II L.P. The Blackstone Group L.P. is the controlling shareholder of Blackstone Holdings I/II GP Inc. Blackstone Group Management L.L.C. is the general partner of The Blackstone Group L.P. Blackstone Group Management L.L.C. is wholly-owned by Blackstone's senior managing directors and controlled by its founder, Stephen A. Schwarzman. In addition, each of Bennett J. Goodman and J. Albert Smith III may be deemed to have shared voting power and/or investment power with respect to the securities held by the GSO Funds. Each of the foregoing entities and individuals disclaims beneficial ownership of the securities held directly by the GSO Funds (other than the GSO Funds to the extent of their direct holdings).

The address for the GSO Funds, each entity listed in the third paragraph of this footnote (other than Blackstone Holdings I L.P.), each entity listed in the fourth paragraph of this footnote (other than Blackstone Holding II L.P.), Mr. Goodman and Mr. Smith is c/o GSO Capital Partners LP, 345 Park Avenue. The address for each other entity and person listed in this footnote is c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154.

(9)	Includes 3,125,000 ordinary shares and 1,500,000 warrants, each exercisable for one ordinary share, held by Fidelity National Financial, Inc. and 1,170,680 ordinary shares held by Fidelity National Title Insurance Company, 9,163,920 ordinary shares held by Chicago Title Insurance Company and 3,272,400 ordinary shares held by Commonwealth Land Title Insurance Company, each a wholly owned subsidiary of FNF. The address for FNF is 601 Riverside Ave., Jacksonville, FL 32204.
(10)	Includes 12,434,612 ordinary shares and 2,333,333 warrants, each exercisable for one ordinary share.

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Directors and Executive Officers

Biographical information with respect to the Company’s directors and executive officers immediately after the Closing is set forth in the Proxy Statement in the sections entitled “Officers and Directors of CF Corp. After the Business Combination” and “Proposal No. 12–The Director Election Proposal,” which are incorporated by reference herein.

In connection with and effective upon the consummation of the Business Combination, Douglas B. Newton resigned as Chief Financial Officer of the Company and David Ducommun resigned as Secretary of the Company, and on November 29, 2017 the Company’s board of directors (the “Board”) appointed Christopher J. Littlefield to serve as President, Chief Executive Officer and a Class C director of the Company, Dennis R. Vigneau to serve as Chief Financial Officer and Eric Marhoun to service as General Counsel and Secretary.

The size of the Board was increased to nine members effective upon the Closing. At the Shareholders Meeting, each of Mr. Foley, Co-Chairman of the Company, and Messrs. Abell and Massey were elected by the Company’s shareholders to serve as Class A directors effective upon the Closing with terms expiring at the Company’s 2020 annual general meeting of shareholders.

In connection with and effective upon the consummation of the Business Combination, on July 24, 2017, the Board appointed Mr. Chu, Co-Chairman of the Company, and Messrs. Quella and Baird to serve as Class B directors with terms expiring at the Company’s 2018 annual general meeting of shareholders and Messrs. Littlefield, Chee and Walsh to serve as Class C directors with terms expiring at the Company’s 2019 annual general meeting of shareholders.

Director Independence

The Board has determined that Messrs. Abell, Baird, Massey, Quella and Walsh are independent directors under the rules of the New York Stock Exchange (“NYSE Rules”). Under NYSE Rules, no director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with the Company. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, the Board has determined that each of the independent directors named above has no material relationship with the Company, nor has any such person entered into any material transactions or arrangements with the Company or its subsidiaries, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company, and is therefore independent under NYSE Rules.

Committees of the Board of Directors

Following the Closing, the standing committees of the Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Each of the committees reports to Board.

The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The Audit Committee is responsible for, among other things, assisting the Board in overseeing and reviewing the Company’s accounting and financial reporting and other internal control processes, the audits of the Company’s financial statements, the qualifications and independence of the Company’s independent registered public accounting firm, the effectiveness of the Company’s internal control over financial reporting, and the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee reviews and assesses the qualitative aspects of the Company’s financial reporting, the Company’s processes to manage business and financial risks, and the Company’s compliance with significant applicable legal and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm.

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On November 29, 2017, effective upon the Closing, the Board appointed Messrs. Walsh (Chair), Abell and Baird as members of the Audit Committee. All members of the Audit Committee are independent within the meaning of the federal securities laws and the meaning of the NYSE Rules. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and the New York Stock Exchange (the “NYSE”), and the Board has determined that Mr. Walsh is an “audit committee financial expert,” as that term is defined by the applicable rules of the SEC. The Board has approved a written charter under which the Audit Committee operates. A copy of the charter is available without charge on the Company’s website.

Compensation Committee

The Compensation Committee is responsible for, among other things, reviewing and approving the compensation and benefits of the Chief Executive Officer, other executive officers and directors, administering the Company’s employee benefit plans, authorizing and ratifying stock option grants and other incentive arrangements, and authorizing employment and related agreements.

On November 29, 2017, effective upon the Closing, the Board appointed Messrs. Abell (Chair), Massey and Quella as members of the Compensation Committee. The Board has approved a written charter under which the Compensation Committee operates. A copy of the charter is available without charge on the Company’s website.

The Compensation Committee has the authority to delegate any of its responsibilities to sub-committees as the Compensation Committee may deem appropriate, provided that the sub-committees are composed entirely of directors satisfying the independence standards then applicable to the Compensation Committee generally.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other things, identifying and recommending candidates to the Board for election to the Board, reviewing the composition of the Board and its committees, developing and recommending to the Board the criteria for evaluating director candidates, overseeing Board evaluations and recommending director compensation to the Compensation Committee.

On November 29, 2017, effective upon the Closing, the Board appointed Messrs. Quella (Chair), Massey and Baird as members of the Nominating and Corporate Governance Committee. The Board has approved a written charter under which the Nominating and Corporate Governance Committee operates. A copy of the charter is available without charge on the Company’s website.

Executive Compensation

The compensation of CF Corp.’s executive officers and directors before the consummation of the Business Combination is set forth in Part III, Item 11 of the CF Corp. Annual Report, which is incorporated by reference herein. The compensation of FGL’s name executive officers as defined under Item 402 of Regulation S-K (the “NEOs”) and directors before the consummation of the Business Combination is set forth in Part III, Item 11 of the FGL Annual Report, which is incorporated by reference herein.

As of the date of this Current Report on Form 8-K, the compensation of the Company’s executive officers and directors following the Closing has not been finally determined. Any such compensation to be provided to the Company’s officers and directors will be reviewed and approved by the Board or the Compensation Committee and will be publicly disclosed in accordance with the rules and regulations of the United States Securities and Exchange Commission.

At the Shareholders Meeting, the shareholders of the Company approved the Company’s 2017 Omnibus Incentive Plan (the “Incentive Plan”). The description of the Incentive Plan set forth in the Proxy Statement section entitled “Proposal No. 13–The Incentive Plan Proposal” is incorporated by reference herein. A copy of the full text of the Incentive Plan is filed as Exhibit 10.46 to this Current Report on Form 8-K and is incorporated by reference herein. Following the consummation of the Business Combination, the Company expects that the Board or the Compensation Committee will make grants of awards under the Incentive Plan to key management employees.

Certain Relationships and Related Transactions

The description of certain relationships and related transactions is included in the Proxy Statement in the section entitled “Certain Relationships and Related Party Transactions” and in Part III, Item 13 of the CF Corp. Annual Report, which are incorporated by reference herein.

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The disclosure set forth above in Item 1.01 regarding the Equity Purchase Agreements, the Investment Management, the BTO Letter Agreement and the BTO/FNF Letter Agreement are incorporated by reference herein.

In addition, on October 18, 2017, CFS Holdings (Cayman), L.P., an investment vehicle owned by certain investment funds (including BTO) managed by certain indirect subsidiaries of Blackstone issued a promissory note in favor of CF Corp. in the amount of $271,197 (the “Promissory Note”) for purposes of capitalizing Bermuda Re. Interest on the Promissory Note accrued from October 18, 2017 at a base rate of 1.27% per annum and had a maturity date of October 18, 2018. The Promissory Note was repaid in full prior to the Closing.

As described above, on November 29, 2017, CF Corp. issued the Convertible Note to the Sponsor in the amount of $1,500,000 in respect of advances made by the Sponsor from time for CF Corp.’s ongoing expenses. The Convertible Note was non-interest bearing and became payable upon the completion of the Business Combination.

Under the terms of the Convertible Note, the Sponsor had the option to convert any amounts outstanding under the Convertible Note into warrants to purchase ordinary shares of the Company at a conversion price of $1.00 per warrant. As of November 29, 2017, CF Corp. had drawn $1,500,000 from the Convertible Note, and the Sponsor elected to convert the full amount outstanding into warrants. Each warrant will entitle the Sponsor to purchase one ordinary share at an exercise price of $11.50 per share, commencing 30 days after the completion of the Business Combination. Each warrant will contain such other terms identical to the warrants purchased by the Sponsor in connection with CF Corp.’s initial public offering.

Legal Proceedings

Information about legal proceedings is set forth in Part I, Item 3 of the FGL Annual Report, which is incorporated by reference herein.

Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters

CF Corp.

CF Corp.’s units, ordinary shares and warrants were historically quoted on the Nasdaq Capital Market (“Nasdaq”) under the symbols “CFCOU,” “CFCO” and “CFCOW,” respectively. CF Corp.’s units commenced public trading on May 20, 2016, and the ordinary shares and warrants each commenced separate trading on July 8, 2016.

On December 1, 2017, the Company’s ordinary shares and warrants began trading on the NYSE under the symbols “FG” and “FG WS,” respectively. In connection with the Closing, all of the units of the Company separated into their component securities of one ordinary share and one-half of one warrant to purchase one ordinary share, and the units ceased trading as a separate security.

The following table sets forth, for the calendar quarter indicated, the high and low sales prices per unit and Class A ordinary share as reported on Nasdaq for the periods presented.

	Units (CFCOU)		Class A Ordinary Shares (CFCO)		Warrants (CFCOW)
	High	Low	High	Low	High	Low
Fiscal Year 2017:
Fourth Quarter(1)	12.55	9.44	11.94	9.50	2.20	0.97
Third Quarter	12.90	11.30	11.75	10.52	2.30	1.63
Second Quarter	13.80	10.69	12.25	10.00	2.52	1.36
First Quarter	11.24	10.35	10.25	9.89	1.70	1.20
Fiscal Year 2016:
Fourth Quarter	10.97	10.13	9.98	9.78	1.19	0.81
Third Quarter(2)	12.05	9.15	10.02	9.50	1.17	0.53
Second Quarter(3)	10.10	9.76	N/A	N/A	N/A	N/A

(1)	Through November 30, 2017.
(2)	Beginning July 8, 2016 with respect to CFCO and CFCOW.
(3)	Beginning May 20, 2016 with respect to CFCOU.

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Dividends on Ordinary Shares

CF Corp. has not paid any cash dividends on ordinary shares to date. The payment of cash dividends on ordinary shares in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends on ordinary shares will be within the discretion of the Company’s board of directors at such time. In addition, the terms of the preferred shares and agreements governing the indebtedness of the Company and its subsidiaries contain restrictions on the Company’s ability to declare and pay dividends.

Dividends on Preferred Shares

Dividends payable on the preferred shares may be paid in cash or, at the option of the Company, in lieu of paying such cash dividends, the Company may instead effect a share capitalization by issuing new duly authorized and fully paid and nonassessable preferred shares.

If the Company elects to effect a share capitalization by issuing preferred shares, the number of preferred shares to be issued will be calculated by dividing the portion of such dividend not paid in cash by the original liquidation preference of such preferred shares. Such preferred shares will be entitled to receive cumulative dividends at the same rates as the other preferred shares.

As described above, dividends will be payable quarterly in arrears in cash or additional preferred shares of the Company, at a rate of 7.5% per annum for the first ten years. After year ten, the dividend rate will reset quarterly to the greater of 7.5% and a rate equal to the then-current three-month LIBOR plus 5.5% (provided, however, that in the event the three-month LIBOR is less than zero, the three-month LIBOR will be deemed to be zero).

As of the Closing Date, there were 60 holders of record of the Company’s ordinary shares. The number of record holders does not include DTC participants or beneficial owners who hold securities through nominees.

FGL

Information about the market price, number of stockholders and dividends for FGL’s securities prior to the Closing Date is set forth in Part II, Item 5 of the FGL Annual Report, which is incorporated by reference herein.

Recent Sales of Unregistered Securities

Information about unregistered sales of and the Company’s equity securities is set forth in Part II, Item 2 of CF Corp.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the SEC on November 14, 2017, and under Item 3.02 of this Current Report on Form 8-K, respectively, which are incorporated by reference herein.

Description of Securities

A description of the Company’s ordinary shares, preferred shares and warrants is included in the Company’s Form 8-A filed with the SEC on November 30, 2017, which is incorporated by reference herein.

Indemnification of Directors and Officers

Information about the indemnification of the Company’s officers and directors is set forth in section entitled “Limitation on Liability and Indemnification of Officers and Directors” under Part III, Item 10 of the CF Corp. Annual Report, which is incorporated by reference herein.

Financial Statements, Supplementary Data and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 regarding the Credit Agreement, Amended and Restated Indenture and Convertible Note and related agreements is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 with respect to the Convertible Note and the issuance of the Company’s ordinary shares, preferred shares and ordinary shares issuable upon conversion of the preferred shares is incorporated by reference herein. The disclosure set forth above in Item 2.01 with respect to the warrants issued pursuant to the Convertible Note and the ordinary shares issuable pursuant to the exercise of such warrants is incorporated by reference herein.

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On the Closing Date, pursuant to the forward purchase agreements, the Company issued to the anchor investors an aggregate of 51,000,000 ordinary shares, plus an aggregate of 19,083,335 redeemable warrants (“forward purchase warrants”), for $10.00 per ordinary share, or an aggregate cash purchase price of $510 million.

In addition, on the Closing Date, pursuant to certain additional equity purchase agreements, dated as of June 21, 2017 (collectively, the “ROFO Equity Purchase Agreements”), by and between the Company and certain accredited investors (the “ROFO Investors”), entered into in connection with the rights of first offer under the forward purchase agreements, the Company issued to the ROFO Investors an aggregate of 20,000,000 ordinary shares for a purchase price of $10.00 per share, or an aggregate cash purchase price of $200 million.

The ordinary shares, preferred shares and warrants, in each case, issued in connection with the transactions contemplated by the Business Combination, and ordinary shares issuable pursuant to the exercise of such warrants were not and will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure set forth above in Item 1.01 with respect to the Company’s preferred shares is incorporated by reference herein.

On the Closing Date, the Company amended and restated its amended and restated memorandum and articles of association the (“New Charter”). The material terms of the New Charter and the general effect upon the rights of the Company’s securityholders are included in the Proxy Statement under the sections titled “Proposal No. 3 – Charter Proposal A,” “Proposal No. 4 – Charter Proposal B,” “Proposal No. 5 – Charter Proposal C,” “Proposal No. 6 – Charter Proposal D,” “Proposal No. 7 – Charter Proposal E,” “Proposal No. 8 – Charter Proposal F,” “Proposal No. 9 – Charter Proposal G,” “Proposal No. 10 – Charter Proposal H” and “Proposal No. 11 – Charter Proposal I,” which are incorporated by reference herein.

A copy of the New Charter is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 4.01 Change in Registrant’s Certifying Accountant.

On November 29, 2017, in connection with the Closing, WithumSmith+Brown, PC (“Withum”) resigned as the Company’s independent registered public accounting firm, effective as of the Closing Date. The report of Withum on the Company’s financial statements for the period from February 26, 2016 (date of inception) to December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from February 26, 2016 (date of inception) to December 31, 2016, and in the subsequent interim period through November 29, 2017, (i) there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between CF Corp. or the Company and Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Withum, would have caused Withum to make reference to the subject matter of the disagreement in its reports and (ii) there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Withum with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Withum’s letter, dated December 1, 2017, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On November 29, 2017, the Audit Committee engaged KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Prior to the completion of the Business Combination, KPMG served as the auditor of FGL since its initial public offering. As of the date of this Current Report on 8-K, KPMG is in the process of its standard client evaluation procedures and has not accepted the engagement.

During the year ended December 31, 2016, and the subsequent interim period through November 29, 2017, neither the Company nor anyone on its behalf consulted with KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

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Item 5.01 Changes in Control of Registrant.

The information set forth above in the “Introductory Note” and Item 2.01 is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in the sections titled “Directors and Executive Officers,” “Director Independence,” “Committees of the Board of Directors” and “Executive Compensation” in Item 2.01 are incorporated by reference herein.

In addition, the Incentive Plan became effective upon the Closing Date. The material terms of the Incentive Plan are described in the Proxy Statement in the section entitled “Proposal No. 13—The Incentive Plan Proposal,” which is incorporated by reference herein.

Item 5.06 Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of an initial “Business Combination” as required by CF Corp.’s amended and restated memorandum & articles of association, the Company ceased to be a shell company as of the Closing Date. The material terms of the Business Combination are described in the Proxy Statement in the section entitled “Proposal No. 1—The Business Combination Proposal,” which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited consolidated balance sheets of FGL and its subsidiaries as of September 30, 2017 and 2016, and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended September 30, 2017, and the related notes and report of independent registered public accounting firm thereto, are incorporated herein by reference to FGL’s Annual Report on Form 10-K for the year ended September 30, 2017 (File No. 001-36227), which was filed with the SEC on November 16, 2017.

The audited combined balance sheets of the Acquired Companies as of September 30, 2017 and 2016, the related comprehensive income (loss), changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended September 30, 2017, and the related notes and report of independent auditors thereto, are filed with this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet as of September 30, 2017 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 and the nine months ended September 30, 2017 are filed with this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of May 24, 2017, by and between CF Corporation, FGL US Holdings Inc., FGL Merger Sub Inc. and Fidelity & Guaranty Life (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by CF Corporation on May 31, 2017).
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of June 30, 2017, by and between CF Corporation, FGL US Holdings Inc., FGL Merger Sub Inc. and Fidelity & Guaranty Life (incorporated by reference to Exhibit 2.2 of the Quarterly Report on Form 10-Q filed by CF Corporation on August 14, 2017).
3.1	Amended and Restated Memorandum and Articles of Association.
3.2	Certificate of Designations of Series A Cumulative Convertible Preferred Shares.
3.3	Certificate of Designations of Series B Cumulative Convertible Preferred Shares.
4.1	Specimen Ordinary Share Certificate.

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4.2	Specimen Warrant Certificate.
4.3	Warrant Agreement, dated May 19, 2016, by and between CF Corporation and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.4 of the Current Report on Form 8-K, filed by CF Corporation on May 25, 2016 (File No. 001-37779)).
4.4	Amended and Restated Indenture, dated November 20, 2017, among Fidelity & Guaranty Life Holdings, Inc., as issuer, the Subsidiary Guarantors from time to time parties thereto and Wells Fargo Bank, National Association, as trustee, relating to the 6.375% Senior Notes due 2021.
10.1	Letter Agreement, dated May 19, 2016, by and among CF Corporation, CF Capital Growth, LLC, Chinh E. Chu, William P. Foley, II, James A. Quella, Douglas B. Newton, David Ducommun and Richard N. Massey (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K, filed by CF Corporation on May 25, 2016 (File No. 001-37779)).
10.2	Letter Agreement, dated May 17, 2017, by and between CF Corporation and Keith W. Abell (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K, filed by CF Corporation on May 18, 2017 (File No. 001-37779)).
10.3	Investment Management Trust Agreement, dated May 19, 2016, by and between CF Corporation and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.2 of Current Report on Form 8-K, filed by CF Corporation on May 25, 2016 (File No. 001-37779)).
10.4	Registration Rights Agreement, dated May 19, 2016, by and among CF Corporation, CF Capital Growth, LLC and the Holders signatory thereto (incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K, filed by CF Corporation on May 25, 2016 (File No. 001-37779)).
10.5	Administrative Services Agreement, dated May 19, 2016, by and between CF Corporation and CF Capital Growth, LLC (incorporated by reference to Exhibit 10.4 of the Current Report on Form 8-K, filed by CF Corporation on May 25, 2016 (File No. 001-37779)).
10.6	Private Placement Warrants Purchase Agreement, dated May 19, 2016, by and between CF Corporation and CF Capital Growth, LLC (incorporated by reference to Exhibit 10.5 of the Current Report on Form 8-K, filed by CF Corporation on May 25, 2016 (File No. 001-37779)).
10.7	Promissory Note, dated as of February 29, 2016, issued to CF Capital Growth, LLC (f/k/a CF Capital Partners, LLC) (incorporated by reference to Exhibit 10.6 of the Registration Statement on Form S-1, filed by CF Corporation on April 21, 2016 (File No. 333-210854)).
10.8	Securities Subscription Agreement, dated February 29, 2016, between CF Capital Growth, LLC (f/k/a CF Capital Partners, LLC) and CF Corporation (incorporated by reference to Exhibit 10.7 of the Registration Statement on Form S-1, filed by CF Corporation on April 21, 2016 (File No. 333-210854)).
10.9	Form of Forward Purchase Agreement (incorporated by reference to Exhibit 10.9 of the Registration Statement on Form S-1/A filed by CF Corporation on May 3, 2016 (File No. 333-210854)).
10.10	Form of Amendment to Forward Purchase Agreement, dated as of May 24, 2017, by and among CF Corporation, the investor listed as the purchaser on the signature page thereof and CF Capital Growth, LLC (incorporated by reference to Exhibit 10.15 of the Quarterly Report on Form 10-Q filed by CF Corporation on August 14, 2017 (File No. 001-37779)).
10.11	Forward Purchase Agreement, dated as of April 18, 2016, among the Registrant, CFS Holdings (Cayman), L.P. and CF Capital Growth, LLC, as amended (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to the Registration Statement on Form S-1, filed by CF Corporation on May 3, 2016 1 (File No. 333-210854)).
10.12	Amendment to Forward Purchase Agreement, dated as of May 24, 2017, by and among CF Corporation, CFS Holdings (Cayman), L.P. and CF Capital Growth, LLC (incorporated by reference to Exhibit 10.16 of the Quarterly Report on Form 10-Q filed by CF Corporation on August 14, 2017 (File No. 001-37779)).
10.13	Equity Commitment Letter, dated as of May 24, 2017, by and among CF Corporation and Blackstone Tactical Opportunities Fund II, L.P. (incorporated by reference to Exhibit 10.1 of the Quarterly Report on Form 10-Q filed by CF Corporation on August 14, 2017 (File No. 001-37779)).
10.14	Equity Commitment Letter, dated as of May 24, 2017, by and among CF Corporation and Blackstone Tactical Opportunities Fund II, L.P. (incorporated by reference to Exhibit 10.2 of the Quarterly Report on Form 10-Q filed by CF Corporation on August 14, 2017 (File No. 001-37779)).
10.15	Equity Commitment Letter, dated as of May 24, 2017, by and among CF Corporation and Fidelity National Financial, Inc. (incorporated by reference to Exhibit 10.3 of the Quarterly Report on Form 10-Q filed by CF Corporation on August 14, 2017 (File No. 001-37779)).
10.16	Equity Commitment Letter, dated as of May 24, 2017, by and among CF Corporation and Fidelity National Financial, Inc. (incorporated by reference to Exhibit 10.4 of the Quarterly Report on Form 10-Q filed by CF Corporation on August 14, 2017 (File No. 001-37779)).

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10.17	Equity Commitment Letter, dated as of May 24, 2017, by and among CF Corporation and GSO Capital Partners LP (incorporated by reference to Exhibit 10.5 of the Quarterly Report on Form 10-Q filed by CF Corporation on August 14, 2017 (File No. 001-37779)).
10.18	Equity Commitment Letter, dated as of May 24, 2017, by and among CF Corporation and GSO Capital Partners LP (incorporated by reference to Exhibit 10.6 of the Quarterly Report on Form 10-Q filed by CF Corporation on August 14, 2017 (File No. 001-37779)).
10.19	Equity Commitment Letter, dated as of May 24, 2017, by and among CF Corporation, Blackstone Tactical Opportunities Fund II, L.P. and Fidelity National Financial, Inc. (incorporated by reference to Exhibit 10.7 of the Quarterly Report on Form 10-Q filed by CF Corporation on August 14, 2017 (File No. 001-37779)).
10.20	Equity Commitment Letter, dated as of May 24, 2017, by and among CF Corporation, Blackstone Tactical Opportunities Fund II, L.P. and Fidelity National Financial, Inc. (incorporated by reference to Exhibit 10.8 of the Quarterly Report on Form 10-Q filed by CF Corporation on August 14, 2017 (File No. 001-37779)).
10.21	Amended and Restated Investor Agreement, dated as of June 6, 2017, by and among CF Corporation, Blackstone Tactical Opportunities Fund II, L.P., GSO Capital Partners LP and Fidelity National Financial, Inc. (incorporated by reference to Exhibit 10.9 of the Quarterly Report on Form 10-Q filed by CF Corporation on August 14, 2017 (File No. 001-37779)).
10.22	Fee Letter, dated as of May 24, 2017, by and among CF Corporation and Fidelity National Financial, Inc. (incorporated by reference to Exhibit 10.10 of the Quarterly Report on Form 10-Q filed by CF Corporation on August 14, 2017 (File No. 001-37779)).
10.23	Fee Letter, dated as of May 24, 2017, by and among CF Corporation and GSO Capital Partners LP (incorporated by reference to Exhibit 10.11 of the Quarterly Report on Form 10-Q filed by CF Corporation on August 14, 2017 (File No. 001-37779)).
10.24	Side Letter, dated as of May 24, 2017, by and among CF Corporation and GSO Capital Partners LP (incorporated by reference to Exhibit 10.12 of the Quarterly Report on Form 10-Q filed by CF Corporation on August 14, 2017 (File No. 001-37779)).
10.25	Amended and Restated Debt Commitment Letter, dated as of May 31, 2017, by and among FGL US Holdings Inc., Royal Bank of Canada, RBC Capital Markets, LLC, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference to Exhibit 10.13 of the Quarterly Report on Form 10-Q filed by CF Corporation on August 14, 2017 (File No. 001-37779)).
10.26	Letter Agreement, dated as of May 24, 2017, by and among CF Corporation, FS Holdco II Ltd., HRG Group, Inc. and FGL US Holdings Inc. (incorporated by reference to Exhibit 10.14 of the Quarterly Report on Form 10-Q filed by CF Corporation on August 14, 2017 (File No. 001-37779)).
10.27	Form of Additional Equity Purchase Agreement (incorporated by reference to Exhibit 10.17 of the Quarterly Report on Form 10-Q filed by CF Corporation on August 14, 2017 (File No. 001-37779)).
10.28	Equity Purchase Agreement, dated as of November 29, 2017, by and between the Company and CFS Holdings II (Cayman), L.P.
10.29	Equity Purchase Agreement, dated as of November 29, 2017, by and between the Company and Fidelity National Financial, Inc.
10.30	Equity Purchase Agreement, dated as of November 29, 2017, by and between the Company and Fidelity National Title Insurance Company.
10.31	Equity Purchase Agreement, dated as of November 29, 2017, by and between the Company and Chicago Title Insurance Company.
10.32	Equity Purchase Agreement, dated as of November 29, 2017, by and between the Company and Commonwealth Land Title Insurance Company.
10.33	Equity Purchase Agreement, dated as of November 29, 2017, by and between the Company and Corvex Master Fund LP.
10.34	Investment Agreement, dated as of November 30, 2017, by and among the Company, GSO COF III AIV-5 LP, GSO COF III Co-Investment AIV-5 LP, GSO Co-Investment Fund-D LP, GSO Credit Alpha Fund LP, GSO Aiguille des Grands Montets Fund II LP, GSO Churchill Partners LP, GSO Credit-A Partners LP, GSO Harrington Credit Alpha Fund (Cayman) L.P., Fidelity National Title Insurance Company, Chicago Title Insurance Company and Commonwealth Land Title Insurance Company.
10.35	Investment Management Agreement, dated as of November 30, 2017, by and between Fidelity & Guaranty Life Insurance Company and Blackstone ISG-I Advisors L.L.C.
10.36	Investment Management Agreement, dated as of November 30, 2017, by and between FGL US Holdings Inc. and Blackstone ISG-I Advisors L.L.C.

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10.37	Investment Management Agreement, dated as of November 30, 2017, by and between Fidelity & Guaranty Life Holdings, Inc. and Blackstone ISG-I Advisors L.L.C.
10.38	Investment Management Agreement, dated as of November 30, 2017, by and between Front Street Re (Cayman) Ltd. and Blackstone ISG-I Advisors L.L.C.
10.39	Investment Management Agreement Termination Side Letter, dated as of November 30, 2017, by and between the Company and Blackstone ISG-I Advisors L.L.C.
10.40	Letter Agreement, dated as of November 30, 2017, by and between CF Corporation and Blackstone Tactical Opportunities Advisors LLC.
10.41	Letter Agreement, dated as of November 30, 2017, by and between CF Corporation, Blackstone Tactical Opportunities Advisors LLC and Fidelity National Financial, Inc.
10.42	Nominating and Voting Agreement, dated as of November 30, 2017, by and among Blackstone Tactical Opportunities Fund II L.P., Chinh E. Chu, William P. Foley, II and CF Corporation.
10.43	Credit Agreement, dated as of November 30, 2017, by and among CF Bermuda Holdings Limited, Fidelity & Guaranty Life Holdings, Inc., the financial institutions party thereto, as lenders, and Royal Bank of Canada, as administrative agent.
10.44	Guarantee Agreement, dated as of November 30, 2017, by and among Fidelity & Guaranty Life, FGL US Holdings Inc., Fidelity & Guaranty Life Business Services, Inc. and Royal Bank of Canada, as administrative agent.
10.45	Convertible Promissory Note, dated November 29, 2017, issued to CF Capital Growth, LLC.
10.46	FGL Holdings 2017 Omnibus Incentive Plan.
10.47	Employment Agreement, dated January 27, 2014, between Dennis Vigneau and Fidelity & Guaranty Life Business Services, Inc. (incorporated by reference to Exhibit 10.1 of Fidelity & Guaranty Life’s Current Report on Form 8-K, filed on January 28, 2014 (File No. 001-36227)).
10.48	Amended and Restated Employment Agreement, dated November 14, 2013, between Fidelity & Guaranty Life Business Services, Inc. and John P. O’Shaughnessy (incorporated by reference to Exhibit 10.38 of Fidelity & Guaranty Life’s Current Report Registration Statement on Form S-1/A, filed on November 22, 2013 (File No. 333-190880)).
10.49	Employment Agreement, dated November 14, 2013, between Fidelity & Guaranty Life Business Services, Inc. and John Phelps (incorporated by reference to Exhibit 10.39 of Fidelity & Guaranty Life’s Registration Statement on Form S-1/A, filed on November 22, 2013 (File No. 333-190880)).
10.50	Amended and Restated Employment Agreement, dated November 14, 2013, between Fidelity & Guaranty Life Business Services, Inc. and Rajesh Krishnan (incorporated by reference to Exhibit 10.40 of Fidelity & Guaranty Life’s Registration Statement on Form S-1/A, filed on November 22, 2013 (File No. 333-190880)).
10.51	Employment Agreement, dated November 14, 2013, between Fidelity & Guaranty Life Business Services, Inc. and Wendy J.B. Young (incorporated by reference to Exhibit 10.41 of Fidelity & Guaranty Life’s Registration Statement on Form S-1/A, filed on November 22, 2013 (File No. 333-190880)).
10.52	Form of Director Indemnification Agreement (incorporated by reference to Exhibit 10.5 of Fidelity & Guaranty Life’s Registration Statement on Form S-1/A, filed on November 26, 2013 (File No. 333-190880)).
10.53	Credit Agreement between Fidelity & Guaranty Life Holdings, Inc. as borrower, the Company as guarantor, and RBC Capital Markets and Credit Suisse Securities (USA) LLC together as joint lead arrangers for the lenders, dated as of August 26, 2014 (incorporated by reference to Exhibit 10.1 of Fidelity & Guaranty Life’s Current Report on Form 8-K, filed on August 26, 2014 (File No. 001-36227)).
10.54	Second Amendment to Credit Agreement dated as of July 17, 2017 by and among Fidelity & Guaranty Life Holdings, Inc., each of the lenders from time to time party thereto and Royal Bank of Canada (incorporated by reference to Exhibit 10.1 of Fidelity & Guaranty Life’s Form 8-K, filed on July 21, 2017 (File No. 001-36227)).
10.55	Revolving Loan Note, dated August 26, 2014 (incorporated by reference to Exhibit 10.2 of Fidelity & Guaranty Life’s Current Report on Form 8-K, filed on August 26, 2014 (File No. 001-36227)).
10.56	Guarantee Agreement, dated as of August 26, 2014, among Fidelity & Guaranty Life, other Guarantors, and Royal Bank of Canada, as Administrative Agent (incorporated by reference to Exhibit 10.3 of Fidelity & Guaranty Life’s Current Report on Form 8-K, filed on August 26, 2014 (File No. 001-36227)).
10.57	Employment Agreement, dated October 6, 2014, between Chris Littlefield and Fidelity & Guaranty Life Business Services, Inc. (incorporated by reference to Exhibit 10.1 of Fidelity & Guaranty Life’s Current Report on Form 8-K, filed on October 7, 2014 (File No. 001-36227)).

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10.58	Employment Agreement by and between Fidelity & Guaranty Life Business Services, Inc. and Christopher J. Littlefield, dated as of May 6, 2015 (incorporated by reference to Exhibit 10.1 of Fidelity & Guaranty Life’s Form 8-K, filed on May 8, 2015 (File No. 001-36227)).
10.59	Form of Retention Letter from Fidelity & Guaranty Life to its executive officers, dated July 10, 2015 (incorporated by reference to Exhibit 10.4 of Fidelity & Guaranty Life’s Quarterly Report on Form 10-Q, filed on August 5, 2015 (File No. 001-36227)).
10.60	Form of Indemnification Agreement by and between Fidelity & Guaranty Life and its directors and executive officers, dated as of July 14, 2015 (incorporated by reference to Exhibit 10.5 of Fidelity & Guaranty Life’s Quarterly Report on Form 10-Q, filed on August 5, 2015 (File No. 001-36227)).
21.1	Subsidiaries of the Company.
14.1	Code of Business Conduct and Ethics
16.1	Letter from WithumSmith+Brown, PC dated December 1, 2017.
99.1	Front Street Re Ltd. and Front Street Re (Cayman) Ltd. Combined Financial Statements as of September 30, 2017 and 2016 and for each of the years in the three-year period ended September 30, 2017.
99.2	Unaudited Pro Forma Condensed Combined Financial Information of CF Corp. as of September 30, 2017 and for the year ended December 31, 2016 and the nine months ended September 30, 2017.

*	The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FGL HOLDINGS

	By:	/s/ Eric L. Marhoun
Name: Eric L. Marhoun
Title: General Counsel and Secretary

Dated: December 1, 2017

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